UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2009

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01                                             Other Events.

On April 13, 2009, Amylin Pharmaceuticals, Inc. (“Amylin” or “Company”) agreed to partial settlement terms with the San Antonio Fire & Police Pension Fund (“Plaintiff”) to resolve a substantial number of the claims asserted by the Plaintiff in the previously disclosed lawsuit pending in the Delaware Court of Chancery.  Under the agreement, Plaintiff will withdraw all allegations that Amylin’s Board of Directors (the “Board”) has not acted in good faith or has acted to entrench itself or to interfere with stockholder voting rights.  Plaintiff will also withdraw all claims that the Board is breaching its ongoing duties to the Company’s stockholders.

Amylin has previously disclosed its belief that the Board has the contractual right to “approve” director nominees other than the nominees the Board is recommending be elected at Amylin’s 2009 stockholder meeting so that their election would not trigger the “fundamental change” provision contained in the 2007 indenture for the Company’s convertible notes due 2014 (the “Indenture”) which would give the note holders the right to require Amylin to repurchase the notes at par value.  Both Amylin and the Plaintiff have asserted claims in the litigation seeking to have the Court of Chancery declare that the Board possesses this right under the Indenture.  As part of the settlement agreement, the Board has determined, subject only to the entry of a final, non-appealable order prior to May 27, 2009 declaring that the Board possesses the contractual right to do so, that the Board will “approve” the Icahn Capital LP and Eastbourne Capital Management L.L.C. nominees for that purpose.  The Board continues to recommend against the election of the Icahn and Eastbourne nominees and “approval” for purposes of the Indenture should not be construed as support by the Board for the election of those individuals.

Amylin is pleased to have reached this partial settlement because the Company has been actively exploring how it could address the concerns over the Indenture’s “fundamental change” provisions and the change of control provisions in the Company’s 2007 credit agreement while fulfilling its commitment to stockholders and the Company, and its obligations to debt holders.  As soon as it became clear that the Company could be engaged in proxy contests that could trigger these provisions, Amylin immediately began to seek clarification of the provisions from the Indenture trustee and the administrative agent for the 2007 credit agreement.  As the litigation progressed, it became clear that the positions of the Company and the Plaintiff on this fundamental point did not substantially diverge and therefore that partial resolution of this litigation was in the interests of both the Company and its stockholders.

The partial settlement validates the Company’s position that it did not initiate the inclusion of these provisions in its debt agreements and should put to rest any assertions to the contrary.  It has always been the view of Amylin and its Board that stockholders should have the right to make decisions on matters such as board composition.  Amylin and its Board have always been and remain committed to doing what is in the best interests of all of its stockholders.

The Delaware litigation will continue solely to adjudicate the rights of the Board under the Indenture, as discussed above; to determine Plaintiff’s claim that the Indenture’s fundamental change provision is invalid if it does not afford the Board those “approval” rights; and to adjudicate Plaintiff’s challenge to the validity of the change of control provision in the Company’s 2007 credit agreement, which does not permit the Board any discretion to exempt nominees in a contested election from its provisions.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This report may be deemed to be solicitation material in respect of the matters to be considered at the 2009 annual meeting of shareholders.  Amylin will be filing a proxy statement with the Securities and Exchange Commission (“SEC”).  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

PARTICIPANTS IN SOLICITATION

Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 annual meeting of shareholders.  Information regarding the interests of Amylin’s directors and executive officers in the proxy contest will be included in Amylin’s definitive proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: April 15, 2009	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Governance and Compliance, and Secretary